UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:  March 20, 2018
(Earliest Event Date requiring this Report: March 20, 2018)

CAPSTONE COMPANIES, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Florida	0-28331	84-1047159
(State of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

350 Jim Moran Blvd., Suite 120
Deerfield Beach, Florida 33442
(Address of principal executive offices)

(954) 570-8889, ext. 313
(Registrant's telephone number, including area code)

Item 5.05-Amendments to the Registrant's Code of Ethics, or Waiver of a Provision of the Code of Ethics

On March 20, 2018, the Board of Directors ("Board") of Capstone Companies, Inc., a Florida corporation, approved a restated Code of Conduct and Ethics ("Code") for  the Company.  The updated Code includes the provisions of the Company's prior code of conduct and ethics and adds: whistleblower law compliance, insider trading policies and how to report violations of the Code.   The Code also establishes the Audit Committee of the Board as the internal authority to receive and investigate reports of violations of the Code and to remediate any violations of the Code, and clarifies that the Company's Chief Executive Officer and Chief Financial Officer and Audit Committee members are contacts for Company personnel seeking guidance on compliance with Code.  The Code states that it does not override any internal controls and systems adopted by the Company to ensure accuracy and integrity of Company's financial and accounting practices and compliance with reporting obligations of the Company under the federal securities laws and rules as well as related Commission policies and guidelines.

The Code is attached to this Current Report on Form 8-K as Exhibit 14.  .

ITEM 9.01.    Financial Statements and Exhibits.

EXHIBIT NUMBER	EXHIBIT DESCRIPTION
14	Capstone Companies, Inc. Code of Conduct and Ethics, dated March 20, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPSTONE COMPANIES, INC., A FLORIDA CORPORATION

By: /s/ James McClinton
James McClinton, Chief Financial Officer
Dated: March 21, 2018